 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013

ATKORE INTERNATIONAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-174689	80-0661126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 South Lathrop Avenue
Harvey, Illinois 60426
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (708) 339-1610

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On September 13, 2013, Atkore Plastic Pipe Corporation (“Atkore”), a subsidiary of Atkore International Holdings Inc., entered into an Asset Purchase Agreement (the “Agreement”) with Liberty Plastics, LLC (the “Company”) and each person identified in the Agreement as a member of the Company (the “Members”). Pursuant to the Agreement, Atkore will acquire certain fixed assets and inventory of the Company for $2,500,000, subject to adjustment as provided in the Agreement.
Under the Agreement, the Company and the Members agree to customary non-solicitation and non-competition provisions for four years from the closing of the transactions contemplated by the Agreement.
The closing of the transactions contemplated by the Agreement is subject to customary closing conditions and is expected to occur in the fourth quarter of fiscal 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 18, 2013	ATKORE INTERNATIONAL HOLDINGS INC.

	By:	/s/ James A. Mallak
	Name:	James A. Mallak
	Title:	Vice President and Chief Financial Officer